Lifecore Biomedical, Inc. Receives Notice from Nasdaq Regarding Delayed Quarterly Report

CHASKA, Minn., April 19, 2024 (GLOBE NEWSWIRE) -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (the “Company”) announced today that, on April 15, 2024, the Company received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended February 25, 2024 (the “Q3 Form 10-Q”) and its continued delay in filing its Quarterly Report on Form 10-Q for the quarterly periods ended August 27, 2023 and November 29, 2023 (the “Q1 Form 10-Q” and “Q2 Form 10-Q,” respectively, and together with the Q3 Form 10-Q, the “Filings”) with the Securities and Exchange Commission (the “SEC”), the Company continues not to be in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), and that the Nasdaq Hearings Panel would consider the delinquency in the filing of the Q3 Form 10-Q in rendering its determination regarding the Company’s continued listing on Nasdaq Global Select Market.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market. As previously disclosed, Nasdaq had previously granted the Company until February 12, 2024 to regain compliance with the Listing Rule, and, on February 13, 2024, the Company received the Staff Delisting Determination notifying the Company that Nasdaq has initiated a process which could result in the delisting of the Company’s securities from Nasdaq as a result of the Company not being in compliance with the Listing Rule. The Company appealed the Staff Delisting Determination, and, on April 16, 2024, the Company appeared for the hearing in which the Company requested a further stay of any suspension or delisting action to enable the Company to regain compliance with the Listing Rule. The Nasdaq Hearings Panel has not yet issued its decision, although the Company anticipates that a decision will be forthcoming.

The Company continues to work diligently to complete the Filings and intends to file the Filings as promptly as possible to regain compliance under the Listing Rule. However, there can be no assurance that such periodic reports will be filed before the expiration of any stay granted by Nasdaq, or that the Nasdaq Hearing Panel will grant the Company’s request for a further stay of any suspension or delisting action

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Lifecore Biomedical
Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Listing Rule prior to the delisting or suspension, or at all, any determination of Nasdaq, and the risk that the completion and filing of the Filings will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Lifecore Biomedical, Inc. Contact Information:
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com